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                                                                EXHIBIT 10.75

                                 SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement") is dated as of November 30, 1998 and entered into by and between SANTA FE COFFEE COMPANY, a Nevada corporation ("Grantor"), and IBJ SCHRODER BANK & TRUST COMPANY, as successor trustee, for the benefit of the holders of the Bonds (as hereinafter defined) (the "Holders") (the "Secured Party"), under the Indenture dated as of December 1, 1988 among Pioneer Finance Corp., a Nevada corporation ("PFC"), Santa Fe Gaming Corporation, a Nevada corporation and successor-in-interest to Sahara Casino Partners, L.P. ("SFGC"), and Security Pacific National Bank as predecessor to the Secured Party, as amended by (i) that certain First Supplemental Indenture, dated as of December 21, 1990, (ii) that certain Second Supplemental Indenture, dated as of September 30, 1993, (iii) that certain Tri-Party Agreement, dated as of December 30, 1994, (iv) that certain Third Supplemental Indenture, dated as of August 31, 1995, and (v) that certain Fourth Supplemental Indenture, dated as of November 30, 1998 (the "Indenture").

                               PRELIMINARY STATEMENTS

     A. PFC issued $120,000,000 principal amount of 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Bonds"), pursuant to the Indenture, of which $60,000,000 principal amount remains outstanding as of the date hereof. Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Indenture.

     B. Pursuant to the Offering Circular and Consent Solicitation Statement dated October 23, 1998 and Supplement dated November 14, 1998 (together, the "Amended Joint Offering Circular/Consent Solicitation Statement"), PFC has solicited (the "Solicitation") the consents (the "Consents") of Holders to the Proposed Consents (as defined in the Amended Joint Offering Circular/Consent Solicitation Statement).

     C. In connection with the Solicitation and the receipt and acceptance of Consents by PFC, Grantor has agreed to grant security interests in the Collateral (as defined herein) to secure the payment of the principal of, premium, if any, and interest on, the Bonds.

     NOW, THEREFORE, in consideration of the premises, in accordance with the Solicitation and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

     SECTION 1.    GRANT OF SECURITY.   Grantor hereby grants to Secured
Party, for the equal and ratable benefit of the Holders, a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):


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     (a)    all present and future chattels, furniture, furnishings, goods, equipment (including, without limitation, gaming equipment and devices), fixtures and all other tangible personal property, of whatever kind and nature (including, without limitation, any building or structure that is now or that may hereafter be erected on any premises owned by Grantor, the "Premises"), including, but not limited to, machinery, materials, goods and equipment now or hereafter used in any construction or operation relating thereto and all other tangible personal property, together with all replacements and substitutions for any and all personal property in which Grantor has an interest, including without limitation such goods and equipment as shall from time to time be located, placed, installed or used in or upon, or procured for use, or to be used or useful in connection with the operation of the whole, or any part of, the Premises or any facilities on the Premises and all parts thereof and all accessions thereto (any and all such equipment, replacements, substitutions, parts and accessions being the "Equipment");

     (b) all present and future inventory and merchandise in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, (iii) works in process, (iv) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, (v) all goods that are returned to or repossessed by Grantor, and (vi) all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory");

     (c) all present and future right, title and interest of Grantor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements, and any amendments, modifications, extensions or renewals thereof (collectively, "Leases"), whether or not specifically herein described, that now or may hereafter pertain to or affect the Premises or any portion thereof, and all amendments to the same, including, but not limited to, the following: (i) all payments due and to become due under such Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (ii) all claims, rights, powers, privileges and remedies under such Leases; and (iii) all rights of the Grantor under such Leases to exercise any election or option, or to give-or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of the Grantor, or otherwise, to demand and receive, enforce, collect, and receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Secured Party may deem necessary or advisable in connection therewith;

     (d) all present and future deposit accounts of Grantor, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account;

     (e) all present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities on the Premises), all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, rights to payment or performance, judgments taken on any rights or claims included in the Collateral, trade secrets,

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computer programs, software, customer lists, business names, trademarks, trade names and service marks, patents, patent applications, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

     (f) all present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;

     (g) all present and future maps, plans, specifications, surveys, studies, reports, data and drawings (including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings) prepared for or relating to the Premises or the construction, renovation or restoration of any improvements on the Premises or the extraction of minerals, sand, gravel or other valuable substances from the Premises, together with all amendments and modifications thereto;

     (h) all present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those that may not be transferred by law, now or hereafter obtained by Grantor from any governmental authority having or claiming jurisdiction over the Premises or any other element of the Collateral or providing access thereto, or the operation of any business on, at, or from the Premises;

     (i) all present and future stocks, bonds, debentures, securities, investment property, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

     (j) all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

     (k) all other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock relating to the Premises;

     (l)    all other tangible and intangible personal property of Grantor;

     (m) all rights, remedies, powers and privileges of Grantor with respect to any of the foregoing; and

     (n) any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds (whether or not the Secured

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Party is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term "proceeds" includes whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary);

provided, however, that the Collateral shall not include (x) any present or future accounts or accounts receivable, relating to timeshare operations, hotel room rentals or casino markers, owing to Grantor or in which Grantor may have any interest (any and all such property being the "Accounts"), or
(y) any proceeds of Accounts (including, without limitation, all money, accounts, general intangibles, deposit accounts, securities accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property (a) received in exchange for Accounts,
(b) received upon payment, collection, settlement or compromise of Accounts,
(c) issued to evidence, replace or otherwise in respect of Accounts or (d) upon sale or any other disposition whatsoever of Accounts).

     SECTION 2.    SECURITY FOR OBLIGATIONS.   This Agreement secures, and
the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of PFC now or hereafter existing under or arising out of or in connection with the Bonds, Indenture and Mortgage Documents and all amendments, extensions or renewals thereof, whether for principal, premium, if any, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to PFC, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Holder as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "Secured Obligations").

     SECTION 3.    GRANTOR REMAINS LIABLE.     Anything contained herein to
the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement or otherwise, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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     SECTION 4.    REPRESENTATIONS AND WARRANTIES.    Grantor represents and
warrants as follows:

     (a)    OWNERSHIP OF COLLATERAL.    Except for the security interest
created by this Agreement, Grantor owns the Collateral free and clear of any Lien. Except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     (b)    OFFICE LOCATIONS: OTHER NAMES.     The chief place of business,
the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at 4949 North Rancho Drive, Las Vegas, Nevada 89130. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except Santa Fe Coffee Company.

     (c)     GOVERNMENTAL AUTHORIZATIONS.      No authorization, approval or
other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (i) the filing of Uniform Commercial Code financing statements with the office of the Secretary of State of the State of Nevada and (ii) as has been previously taken by or at the direction of Grantor).

     (d)    PERFECTION.   This Agreement, together with the filing of a UCC-l
financing statement describing the Collateral with the Secretary of State of Nevada with the Clark County Recorder creates a valid, perfected, enforceable and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

     (e)    OTHER INFORMATION.   All information heretofore, herein or
hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.

     SECTION 5.    FURTHER ASSURANCES.

     (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form, and substance satisfactory to Secured Party, (ii) execute and file such

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financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (iv) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any significant part of the Collateral.

     (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

     SECTION 6.    CERTAIN COVENANTS OF GRANTOR.      Grantor shall:

     (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

     (b) notify Secured Party of any change in Grantor's name or identity within 15 days of such change;

     (c) give Secured Party 30 days prior written notice of any change in Grantor's chief place of business, chief executive office or residence;

     (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

     (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and for which adequate reserves have been established; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

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     SECTION 7.    SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.
Grantor shall:

     (a) keep the Equipment and Inventory at the Premises or, upon 30 days prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

     (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment; and

     (c) perform all acts that are necessary or desirable to cause all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals. waivers, orders, rights, and agreements in which a security interest has been conveyed to Secured Party pursuant to subsection 1(h) to remain in full force and effect.

     SECTION 8.    INSURANCE.    Grantor shall, at its own expense, maintain
insurance with respect to the Equipment and Inventory, if any.

     SECTION 9. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the non-exclusive right and license to use all trademarks, tradenames, copyrights, customers lists, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

     SECTION 10. OTHER LIENS. Grantor shall not, except for the security interest created by this Agreement and as otherwise contemplated by the Indenture, the Solicitation and the Mortgage Documents, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

     SECTION 11. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured

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Party's discretion to take any action and to execute any instrument that
Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

     (a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

     (c) to file any claims or take any action or institute any proceedings (including, without limitation, any proceeding before any Nevada Gaming Authority) that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

     (d) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; and

     (e) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

     SECTION 12.  SECURED PARTY MAY PERFORM.   If Grantor fails to perform
any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 16.

     SECTION 13. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its and the Holders' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with

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respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

     SECTION 14.  REMEDIES.

     If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may
(i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process,
(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause, (v) collect any Secured Obligation, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party may be the purchaser of any or all of the Collateral at any such sale and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use andapply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such

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Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

     SECTION 15.  APPLICATION OF PROCEEDS.     Except as expressly provided
elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

     FIRST:        To the payment of all costs and expenses of such sale,
collection or other realization, including costs and expenses of Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 17;

     SECOND:       To the payment of all other Secured Obligations (for the
ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

     THIRD: To the payment to or upon the order of Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 16.  INDEMNITY AND EXPENSES.

     (a) Grantor agrees to indemnify Secured Party and the Holders, and any agent, attorney, employee, officer, or director thereof (collectively, "Indemnified Persons"), from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from such Indemnified Person's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

     SECTION 17. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full, in cash, of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the indefeasible payment in full, in cash, of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

     SECTION 18.  AMENDMENTS; ETC.      No amendment or waiver of any
provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be approved by the Holders of a majority of the Outstanding Bonds, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     SECTION 19.  NOTICES.       Any notice or other communication herein
required or permitted to be given shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile or telex, or four business days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below, or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

            To Secured Party:

            IBJ Schroder Bank & Trust Company
            One State Street
            New York, New York
            Attention: Reorganization Operations Department

            To Grantor:
            Santa Fe Coffee Company
            4949 North Rancho Drive
            Las Vegas, Nevada 89130
            Attention: Chief Financial Officer

     SECTION 20. FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 22.  HEADINGS.      Section and subsection headings in this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 23.  GOVERNING LAW: TERMS.        THIS AGREEMENT SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.

     SECTION 24. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 20, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     SECTION 25. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     SECTION 26.  WAIVERS.

     26.1 Grantor absolutely, unconditionally, knowingly, and expressly waives:

     (a) (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Bonds, Indenture or Mortgage Documents or the creation or existence of any Secured Obligations;
(iii) notice of the amount of the Secured Obligations, subject, however, to Grantor's right to make inquiry of Secured Party to ascertain the amount of the Secured Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of PFC or of any other fact that might increase Grantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Bonds, Indenture or Mortgage Documents; (vi) notice of any Event of Default under the Bonds, Indenture or Mortgage Documents ; and (vii) all other notices (except if such notice is specifically required to be given to Grantor hereunder or under the Bonds, Indenture or Mortgage Documents) and demands to which Grantor might otherwise be entitled.

     (b) its right, under Nevada Revised Statutes Section 40.430, or otherwise, to require Secured Party to institute suit against, or to exhaust any rights and remedies which Secured Party has or may have against, PFC or any third party, or against any collateral for the Secured Obligations provided by PFC or any third party. In this regard, Grantor agrees that Grantor is bound to the payment of all Secured Obligations, whether now existing or hereafter accruing, as fully as if such Secured Obligations were directly owing to Secured Party by Grantor. Grantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Secured Obligations shall have been fully and finally performed and indefeasibly paid) of PFC or by reason of the cessation from any cause whatsoever of the liability of PFC in respect thereof.

     (c) (i) any rights to assert against Secured Party any defense (legal or equitable), set-off, counterclaim, or claim which Grantor may now or at any time hereafter have against PFC or any other party liable to Secured Party, (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Secured Obligations or any security therefor; (iii) any defense Grantor has to performance hereunder, and any right Grantor has to be exonerated, arising by reason of: the impairment or suspension of Secured Party's rights or remedies against PFC; the alteration by Secured Party of the Secured Obligations; any discharge of PFC's obligations to Secured Party by operation of law as a result of Secured Party's intervention or omission; or the acceptance by Secured Party of anything in partial satisfaction of the Secured Obligations; (iv) the benefit of any statute of limitations affecting Grantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Secured Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Grantor's liability hereunder.

     26.2. Grantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Secured Party; or (ii) any election by Secured Party under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against PFC.

     Grantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Grantor's rights of subrogation and reimbursement against PFC.

     Grantor waives all rights and defenses that Grantor may have because the Underlying Debt is secured by real property. This means, among other things:

            (1) Secured Party may collect from Grantor without first foreclosing on any real or personal property collateral pledged by PFC.

            (2) If Secured Party forecloses on any real property collateral pledged by PFC:

            (i) The amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

            (ii) Secured Party may collect from Grantor even if Secured Party, by foreclosing on the real property collateral, has destroyed any right Grantor may have to collect from PFC.

     This is an unconditional and irrevocable waiver of any rights and defenses Grantor may have because the Underlying Debt is secured by real property.

If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, Secured Party may elect, in its sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Bonds, Indenture or Mortgage Documents, without diminishing or affecting the liability of Grantor hereunder except to the extent the Secured Obligations are repaid with the proceeds of such foreclosure.

     26.3. Grantor hereby absolutely, unconditionally, knowingly, and expressly waives: (1) any right of subrogation Grantor has or may have as against PFC with respect to the Secured Obligations; (2) any right to proceed against PFC or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Grantor may now have or hereafter have as against PFC with respect to the Secured Obligations; and (3) any right to proceed or seek recourse against or with respect to any property or asset of PFC.

     SECTION 27. RELEASES. Grantor consents and agrees that, without notice to or by Grantor, and without affecting or impairing the obligations of Grantor hereunder, Secured Party may, by action or inaction:

     (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement, the Bonds, Indenture or Mortgage Documents, or any part thereof, with respect to PFC or any other person;

     (b) release PFC or any other person or grant other indulgences to PFC or any other person in respect thereof;

     (c) amend or modify in any manner and at any time (or from time to time) any of the Bonds, Indenture or Mortgage Documents; or

     (d) release or substitute any other guarantor, if any, of the Secured Obligations, or enforce, exchange, release, or waive any security for the Secured Obligations or any other guaranty of the Secured Obligations, or any portion thereof.

     SECTION 28. NO ELECTION. Secured Party shall have all of the rights to seek recourse against Grantor to the fullest extent provided for herein, and no election by Secured Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Secured Party's right to proceed in any other form of action or proceeding or against other parties unless Secured Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Secured Party under any document or instrument evidencing the Secured Obligations shall serve to diminish the liability of Grantor under this Agreement except to the extent that Secured Party finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     SECTION 29. INDEFEASIBLE PAYMENT. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Agreement unless and until all payments to Secured Party are no longer subject to any right on the part of any person, including PFC, PFC as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of PFC's assets, to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare the same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Secured Obligations, whether by PFC pursuant to the Bonds, Indenture or Mortgage Documents or by any other person, Secured Party shall have no obligation whatsoever to transfer or assign its interests the Bonds, Indenture or Mortgage Documents to Grantor, except as otherwise required by applicable law. In the event that, for any reason, any portion of such payments to Secured Party is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Grantor shall be liable for the full amount Secured Party is required to repay plus any and all costs and expenses (including attorneys' fees and expenses and attorneys' fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Secured Party in connection therewith.

     SECTION 30. FINANCIAL CONDITION OF THE PFC. Grantor represents and warrants to Secured Party that Grantor is currently informed of the financial condition of PFC and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Secured Obligations. Grantor further represents and warrants to Secured Party that Grantor has read and understands the terms and conditions of in the Bonds, Indenture or Mortgage Documents. Grantor hereby covenants that Grantor will continue to keep informed of PFC's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Secured Obligations.

     SECTION 31. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                          SANTA FE COFFEE COMPANY,
                          as Grantor

                          By:    /s/
                             -----------------------------
                          Name:  Thomas K. Land
                                --------------------------
                          Title: Senior Vice President, Chief Financial Officer
                                 ----------------------------------------------

                          IBJ SCHRODER BANK & TRUST COMPANY,
                          as Secured Party

                          By:           /s/
                             -----------------------------
                          Name:  Barbara McCluskey
                               ---------------------------
                          Title: Vice President
                                --------------------------